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                                                                    EXHIBIT 99.2

                                Certification of
                             Chief Financial Officer
                         ResortQuest International, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2002 of ResortQuest International, Inc. (the "Issuer").

I, J. Mitchell Collins, the Chief Financial Officer of Issuer certify that to the best of my knowledge:

        (iii) The Form 10-Q for the quarterly period ended September 30, 2002, fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and

        (iv) The information contained in the Form 10-Q for the quarterly period ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 14, 2002

                                                    /s/ J. Mitchell Collins
                                                    -------------------------
                                                    Name: J. Mitchell Collins

Subscribed and sworn to before me
This 14th day of November, 2002.

/s/ Karen M. Ray
---------------------------------
Name:  Karen Ray
Title: Notary Public

My commission expires: January 11, 2006.